EXHIBIT 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT PURCHASES 334
APARTMENT HOMES IN DALLAS SUBURB
Purchase Brings REIT’s Texas Portfolio to Eight Properties
IRVINE, Calif., Sept. 30, 2016 – Steadfast Apartment REIT announced today the acquisition of its eighth Texas property: Lake Ray Hubbard, a garden-style apartment community with 334 apartment homes in Rockwall, a submarket 25 miles northeast of Dallas.
“Lake Ray Hubbard is an excellent apartment complex and is well positioned when you compare apartment home sizes, interiors and available amenities to that of other local apartment communities,” said Ella Shaw Neyland, president of Steadfast Apartment REIT.
Lake Ray Hubbard is a 96 percent occupied apartment community developed in 2009, boasting 42 apartment buildings housing one-, two-, three- and four-bedroom floorplans that average 1,118 square feet. Rents are competitively priced at an average of $1,603. The Lake Ray Hubbard community is being renamed to Sixteen50 @ Lake Ray Hubbard.

Each apartment home features a complete appliance package, personal balcony or patio, ceiling fans, washer and dryer connections, and fireplaces and hardwood floors in select homes. Additionally, Lake Ray Hubbard is the only apartment community in the suburb to offer either an attached or detached garage for every apartment home.
Residents have access to extensive amenities, which include a swimming pool with cascading waterfall, hot tub, steam room and dry sauna, a third-party managed on-site spa, fitness center, sand volleyball court, community pond, dog park, central park and playground, barbecue and picnic area, and business center. Additionally, the city recently added public open space along Lake Ray Hubbard for fishing, boating and sailing—an added perk for Lake Ray Hubbard residents.
Steadfast Apartment REIT intends to initiate a value enhancement strategy at the property. At the time of development, approximately 25 percent of the apartment homes were built with high-end finishes such as hardwood flooring, stone countertops and tile backsplashes. Steadfast will upgrade the remaining units to be on par with the high-end units. Improvements will be completed on unit turn in order to limit disruption at the property.
Lake Ray Hubbard is located in a submarket that is positioned for long-term growth. The 2016 average household income within a one-mile radius of the property is estimated to be $94,450, making the current rents very attractive to those looking for quality apartment living. In nearby Plano, the $3.2 billion, 255-acre Legacy West development is projected to bring in 20,000 jobs in the next few years and will be home to Toyota’s new North American headquarters, a regional hub for Liberty Mutual, and an office campus for JPMorgan Chase. The apartment community lies within the Rockwall Independent School District, which earned the highest district rating achievable by the Texas Education Agency this past year.
Additionally, there are very few multifamily apartment communities in the city of Rockwall and no new developments underway, which should keep demand healthy for Lake Ray Hubbard.
About Steadfast Apartment REIT
    Steadfast Apartment REIT owns and operates a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles. Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.